Contact:	Bob O’Shaughnessy Chief Financial Officer 248-648-2800 boshaughnessy@penskeautomotive.com	Tony Pordon Senior Vice President 248-648-2540 tpordon@penskeautomotive.com

PENSKE AUTOMOTIVE REPORTS SECOND QUARTER RESULTS
____________________________________________________________

Same-Store Retail Revenues Increase 8.5%

Income from Continuing Operations Per Share Increases 11% to
$0.42 Per Share
____________________________________________________________

BLOOMFIELD HILLS, MI, July 31, 2007 – Penske Automotive Group, Inc. (NYSE: PAG), an international automotive retailer, today reported that second quarter income from continuing operations increased 8.1% to $39.3 million and related earnings per share increased 10.5% to $0.42. Second quarter net income increased 10.0% to $40.4 million and related earnings per share increased 10.3% to $0.43. Revenues in the second quarter increased 19.2% to $3.4 billion, including an 8.5% increase in same-store retail revenues. The increase in same-store retail revenues included:

•	New Vehicles +6.3%

•	Used Vehicles +14.9%

•	Finance & Insurance +7.0%

•	Service & Parts +6.6%

“Our results continue to showcase the strength of our brand mix and the diversity of our business,” said Penske Automotive Chairman Roger Penske. “Our same-store retail revenue growth was strong in each line of our business. Same-store retail revenue growth was 2.5% in the U.S. and 22.8% in our international markets. In addition, our pre-owned vehicle business continued to be exceptionally strong, particularly at our international locations where total pre-owned retail vehicle revenues increased 56.6%, including same-store growth of 24.6%. The increased level of contribution from the pre-owned business, coupled with a challenging marketplace, contributed to an overall decrease in our gross margin during the second quarter.”

For the six months ended June 30, 2007, revenues increased 20.4% to $6.5 billion. Income from continuing operations and related earnings per share for the six months were $55.2 million and $0.58, respectively. Adjusted to exclude the $12.3 million ($0.13 per share) of after-tax costs resulting from the March 2007 redemption of the Company’s 9.625% Senior Subordinated Notes, income from continuing operations for the six months increased 8.6% to $67.5 million and related earnings per share increased 7.6% to $0.71. Net income and related earnings per share for the six months were $54.9 million and $0.58 respectively. Adjusted for the debt redemption charge, net income increased 10.9% to $67.2 and related earnings per share increased 10.9% to $0.71.

The Company currently projects earnings from continuing operations in the third quarter to be in the range of $0.40 to $0.44 per share. The Company continues to project earnings from continuing operations for the year in the range of $1.40 to $1.50 per share, excluding the $12.3 million ($0.13 per share) debt redemption charge. These estimates include costs associated with developing the distribution network for the smart® product launch in the U.S. and are based on an estimated average of 94.6 million shares outstanding.

Penske Automotive will host a conference call discussing financial results relating to the second quarter of 2007 on Tuesday, July 31, 2007 at 1:00 p.m. EDT. To listen to the conference call, participants must dial (800) 553-0327 [International, please dial (612) 332-0932]. The call will be simultaneously broadcast over the Internet through the Penske Automotive website at www.penskeautomotive.com.

About Penske Automotive

Penske Automotive Group, Inc., headquartered in Bloomfield Hills, Michigan, operates 311 retail automotive franchises, representing 40 different brands, and 26 collision repair centers. Penske Automotive, which sells new and previously owned vehicles, finance and insurance products and replacement parts, and offers maintenance and repair services on all brands it represents, has 164 franchises in 19 states and Puerto Rico and 147 franchises located outside the United States, primarily in the United Kingdom. Penske Automotive is a member of the Fortune 500 and Russell 1000 and has approximately 16,000 employees.

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s future sales and earnings potential. Actual results may vary materially because of risks and uncertainties, including external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about Penske Automotive’s business, markets, conditions and other uncertainties which could affect Penske Automotive’s future performance. These risks and uncertainties are addressed in Penske Automotive’s Form 10-K for the year ended December 31, 2006 and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive disclaims any duty to update the information herein.

This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted income from continuing operations and related earnings per share, which exclude certain items disclosed in the release. The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure and the period-to-period comparability of the Company’s results from operations.

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Second Quarter
	2007	2006
Revenues:
New Vehicle	$1,831,369	$1,583,639
Used Vehicle	829,057	631,982
Finance and Insurance, Net	75,698	65,680
Service and Parts	357,377	306,924
Fleet and Wholesale Vehicle	288,137	249,502

Total Revenues	3,381,638	2,837,727
Cost of Sales:
New Vehicle	1,678,521	1,444,861
Used Vehicle	763,636	577,581
Service and Parts	156,407	137,730
Fleet and Wholesale Vehicle	287,089	248,064

Total Cost of Sales	2,885,653	2,408,236

Gross Profit	495,985	429,491
SG&A Expenses	389,276	334,600
Depreciation and Amortization	13,337	10,805

Operating Income	93,372	84,086
Floor Plan Interest Expense	(19,546)	(16,218)
Other Interest Expense	(12,917)	(11,436)
Equity in Earnings of Affiliates	2,529	1,968

Income from Continuing Operations Before Income Taxes and Minority Interests	63,438	58,400
Income Taxes	(23,473)	(21,457)
Minority Interests	(702)	(636)

Income from Continuing Operations	39,263	36,307
Income from Discontinued Operations, Net of Tax	1,092	386

Net Income	$40,355	$36,693

Income from Continuing Operations Per Diluted Share	$0.42	$0.38

Diluted EPS	$0.43	$0.39

Diluted Weighted Average Shares Outstanding	94,532	94,636

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Six Months
	2007	2006
Revenues:
New Vehicle	$3,479,067	$3,017,486
Used Vehicle	1,617,464	1,187,322
Finance and Insurance, Net	144,666	123,745
Service and Parts	710,310	600,905
Fleet and Wholesale Vehicle	538,570	462,725

Total Revenues	6,490,077	5,392,183
Cost of Sales:
New Vehicle	3,187,699	2,752,530
Used Vehicle	1,490,807	1,082,744
Service and Parts	313,501	269,806
Fleet and Wholesale Vehicle	534,586	458,554

Cost of Sales	5,526,593	4,563,634

Gross Profit	963,484	828,549
SG&A Expenses	764,862	657,345
Depreciation and Amortization	26,147	20,982

Operating Income	172,475	150,222
Floor Plan Interest Expense	(35,721)	(30,191)
Other Interest Expense	(31,776)	(23,383)
Equity in Earnings of Affiliates	1,708	3,118
Debt Redemption Charge	(18,634)	—

Income from Continuing Operations Before Income Taxes and Minority Interests	88,052	99,766
Income Taxes	(31,829)	(36,521)
Minority Interests	(996)	(1,058)

Income from Continuing Operations	55,227	62,187
Loss from Discontinued Operations, Net of Tax	(290)	(1,539)

Net Income	$54,937	$60,648

Income from Continuing Operations Per Diluted Share	$0.58	$0.66

Diluted EPS	$0.58	$0.64

Diluted Weighted Average Shares Outstanding	94,483	94,499

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Thousands)
(Unaudited)

	6/30/07	12/31/06
Assets
Cash and Cash Equivalents	$18,256	$13,147
Accounts Receivable, Net	474,674	470,301
Inventories	1,635,690	1,525,800
Other Current Assets	99,653	71,526
Assets Held for Sale	139,907	190,881

Total Current Assets	2,368,180	2,271,655
Property and Equipment, Net	563,548	582,407
Intangibles	1,626,259	1,506,004
Other Assets	93,094	109,736

Total Assets	$4,651,081	$4,469,802

Liabilities and Stockholders’ Equity
Floor Plan Notes Payable	$1,108,688	$874,326
Floor Plan Notes Payable – Non-Trade	452,850	298,703
Accounts Payable	290,911	301,592
Accrued Expenses	257,126	214,544
Current Portion Long-Term Debt	14,725	13,385
Liabilities Held for Sale	69,959	50,560

Total Current Liabilities	2,194,259	1,753,110
Long-Term Debt	831,771	1,168,666
Other Long-Term Liabilities	277,135	252,373

Total Liabilities	3,303,165	3,174,149
Stockholders’ Equity	1,347,916	1,295,653

Total Liabilities and Stockholders’ Equity	$4,651,081	$4,469,802

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data

	Second Quarter		Six Months
	2007	2006	2007	2006
Total Retail Units
New Retail	51,449	47,508	97,033	89,850
Used Retail	26,862	22,364	52,559	42,361

Total Retail	78,311	69,872	149,592	132,211

Same-Store Retail Units
New Same-Store Retail	46,808	46,884	88,390	87,701
Used Same-Store Retail	23,471	22,028	44,585	40,665

Total Same-Store Retail	70,279	68,912	132,975	128,366

Same-Store Retail Revenue
New Vehicles	$1,662,883	$1,563,628	$3,129,150	$2,931,834
Used Vehicles	717,171	624,360	1,327,178	1,130,131
Finance and Insurance, Net	69,680	65,122	131,031	120,858
Service and Parts	323,390	303,413	629,556	582,177

Total Same-Store Retail	$2,773,124	$2,556,523	$5,216,915	$4,765,000

Same-Store Retail Revenue Growth
New Vehicles	6.3%	1.5%	6.7%	2.3%
Used Vehicles	14.9%	8.8%	17.4%	7.3%
Finance and Insurance, Net	7.0%	8.5%	8.4%	7.3%
Service and Parts	6.6%	8.0%	8.1%	8.1%
Revenue Mix
New Vehicles	54.2%	55.8%	53.6%	56.0%
Used Vehicles	24.5%	22.3%	24.9%	22.0%
Finance and Insurance, Net	2.2%	2.3%	2.2%	2.3%
Service and Parts	10.6%	10.8%	11.0%	11.1%
Fleet and Wholesale	8.5%	8.8%	8.3%	8.6%
Average Retail Selling Price
New Vehicles	$35,595	$33,334	$35,854	$33,584
Used Vehicles	$30,863	$28,259	$30,774	$28,029
Gross Margin	14.7%	15.1%	14.9%	15.4%
Retail Gross Margin – by Product
New Vehicle	8.3%	8.8%	8.4%	8.8%
Used Vehicle	7.9%	8.6%	7.8%	8.8%
Service and Parts	56.2%	55.1%	55.9%	55.1%
Gross Profit per Retail Transaction
New Vehicles	$2,971	$2,921	$3,003	$2,949
Used Vehicles	2,435	2,433	2,410	2,469
Finance and Insurance	967	940	967	936

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data (Continued)

	Second Quarter		Six Months
	2007	2006	2007	2006
Brand Mix:
BMW	22%	16%	22%	16%
Toyota/Lexus	20%	22%	19%	22%
Honda/Acura	15%	16%	14%	16%
DCX	11%	11%	12%	11%
Ford	9%	10%	10%	11%
Audi	7%	7%	8%	7%
Porsche	4%	4%	4%	4%
General Motors	3%	4%	3%	4%
Nissan/Infiniti	3%	3%	3%	3%
Other	6%	7%	5%	6%

	100%	100%	100%	100%
Premium	65%	60%	66%	61%
Foreign	30%	33%	29%	32%
Domestic Big 3	5%	7%	5%	7%

	100%	100%	100%	100%
Revenue Mix:
U.S.	63%	71%	62%	70%
International	37%	29%	38%	30%

	100%	100%	100%	100%
Debt to Total Capital Ratio	39%	37%	39%	37%
Rent Expense	$37,914	$33,423	$74,851	$65,351